                                EXHIBIT (8)(b)(1)

                   AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT

                                      (AIM)

                                 AMENDMENT NO. 9

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Transamerica Life Insurance Company, an Iowa life insurance company; and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

1. The following is added under: "Section 2 Processing Transactions" before
Section 2.1(a):

                  The Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, "Share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AIM each represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide LIFE COMPANY with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the designated NSCC Settling Bank (on behalf of LIFE COMPANY).

                  For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Three) system that allows mutual funds and life insurance companies to exchange account level information electronically; and "Settling Bank" shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

                  In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall promptly notify the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this
         Section 2.1 shall apply.


Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
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

                                                              SCHEDULE A

                                                            SERIES I SHARES

------------------------------------------------ ------------------------------------- --------------------------------------------
                Funds Available                           Separate Accounts                          Policies Funded
              Under the Policies                         Utilizing the Funds                    by the Separate Accounts
------------------------------------------------ ------------------------------------- --------------------------------------------
|X|      AIM V.I. Balanced Fund                  Retirement Builder Variable Annuity   o    Transamerica Life Insurance
                                                 Account                                    Company Policy Form No. AV288 101 95
|X|      AIM V.I. Capital Appreciation Fund                                                 796 under marketing names:
|X|      AIM V.I. Dent Demographic Trends Fund                                              "Retirement Income Builder II
|X|      AIM V.I. Government Securities Fund     Legacy Builder Variable Life               Variable Annuity" and "Portfolio
|X|      AIM V.I. Growth Fund                    Separate Account                           Select Variable Annuity"
|X|      AIM V.I. Core Equity Fund
         (formerly AIM V.I. Growth and           PFL Variable Life Account A           o    Transamerica Life Insurance
         Income Fund)
|X|      AIM V.I. International Growth Fund                                                 Company Policy Form No. WL851 136 58
         (formerly AIM V.I. International        Separate Account VA A                      699 under the marketing name "Legacy
         Equity Fund)
|X|      AIM V.I. Premier Equity Fund                                                       Builder Plus"
         (formerly AIM V.I. Value Fund)          PFL Corporate Account One             o    Transamerica Life Insurance
                                                 (1940 Act Exclusion)                       Company Policy Form No. APUL0600 699
                                                                                            under the marketing name "Variable
                                                                                            Protector"
                                                                                       o    Transamerica Life Insurance

                                                                                            Company Policy Form No. AV337 101
                                                                                            100397 under the marketing name "The
                                                                                            Atlas Portfolio Builder Variable
                                                                                            Annuity"

                                                                                       o    Advantage V, Variable Universal
                                                                                            Life Policy (1933 Act Exempt)

------------------------------------------------ ------------------------------------- --------------------------------------------

                                                           SERIES II SHARES

------------------------------------------------ ------------------------------------- --------------------------------------------
                Funds Available                           Separate Accounts                          Policies Funded
              Under the Policies                         Utilizing the Funds                    by the Separate Accounts
------------------------------------------------ ------------------------------------- --------------------------------------------
|X|      AIM V.I. Balanced Fund                  Separate Account VA B                 o    Transamerica Life Insurance
|X|      AIM V.I. Basic Value Fund               Separate Account VA C                      Company Policy Form No. AV720 101 148
|X|      AIM V.I. Blue Chip Fund                 Separate Account VA D                      102 under the marketing name
|X|      AIM V.I. Capital Appreciation Fund      Separate Account VA F                      "Transamerica Landmark Variable
|X|      AIM V.I. Dent Demographic Trends Fund   Separate Account VA I                      Annuity"
|X|      AIM V.I. Government Securities Fund                                           o    Transamerica Life Insurance
|X|      AIM V.I. Growth Fund                                                               Company Policy Form No. AV400 101 107
|X|      AIM V.I. Core Equity Fund                                                          198 under the marketing name
         (formerly AIM V.I. Growth and Income Fund)                                         "Transamerica Freedom Variable
|X|      AIM V.I. Mid Cap Core Equity Fund                                                  Annuity"
|X|      AIM V.I. Premier Equity Fund                                                  o    Transamerica Life Insurance
         (formerly AIM V.I. Value Fund)                                                     Company Policy Form No. AV710 101 147
                                                                                            102 under the marketing name
                                                                                            "Transamerica EXTRA Variable Annuity"
                                                                                       o    Transamerica Life Insurance
                                                                                            Company Policy Form No. AV474 101 122
                                                                                            1099 under the marketing name
                                                                                            "Transamerica Access Variable Annuity"
                                                                                       o    Transamerica Life Insurance
                                                                                            Company Policy Form No. AV288 101 95
                                                                                            796 under the marketing name "Premier
                                                                                            Asset Builder Variable Annuity"
                                                                                       o    Transamerica Life Insurance
                                                                                            Company Policy Form No. AV288 101 95
                                                                                            796 under the marketing name
                                                                                            "Principal-Plus Variable Annuity"

------------------------------------------------ ------------------------------------- --------------------------------------------


                                                      SERIES II SHARES continued

------------------------------------------------ ------------------------------------- --------------------------------------------
                Funds Available                           Separate Accounts                          Policies Funded
              Under the Policies                         Utilizing the Funds                    by the Separate Accounts
------------------------------------------------ ------------------------------------- --------------------------------------------
|X|      AIM V.I. Balanced Fund                     Separate Account VA J              o    Transamerica Life Insurance
|X|      AIM V.I. Basic Value Fund                  Separate Account VA K                   Company Policy Form No. AVI 200 1
|X|      AIM V.I. Blue Chip Fund                    Separate Account VA L                   0100 under the marketing name
|X|      AIM V.I. Capital Appreciation Fund         Separate Account VA P                   "Immediate Income Builder II"
|X|      AIM V.I. Dent Demographic Trends Fund                                         o    Transamerica Life Insurance
|X|      AIM V.I. Government Securities Fund                                                Company policy Form No. AV721 101 149
|X|      AIM V.I. Growth Fund                                                               1001 under the marketing name
|X|      AIM V.I. Core Equity Fund                                                          "Retirement Income Builder III
         (formerly AIM V.I. Growth and Income Fund)                                         Variable Annuity"
|X|      AIM V.I. Mid Cap Core Equity Fund                                             o    Transamerica Life Insurance
|X|      AIM V.I. Premier Equity Fund                                                       Company Policy Form  No. AV721 101
         (formerly AIM V.I. Value Fund)                                                     149 1001 under the marketing name
                                                                                            "Transamerica Preferred Advantage
                                                                                            Variable Annuity"
                                                                                       o    Transamerica Life Insurance
                                                                                            Company Policy Form No. AV721 101 149
                                                                                            1001 under the marketing name
                                                                                            "Transamerica Opportunity Builder"
------------------------------------------------ ------------------------------------- --------------------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:   December 1, 2002

                                                     AIM VARIABLE INSURANCE FUNDS

Attest:   /s/ Nancy L. Martin                        By:      /s/ Carol F. Relihan
         -----------------------------------            --------------------------------------------------
Name:    Nancy L. Martin                             Name:    Carol F. Relihan
Title:   Assistant Secretary                         Title:   Senior Vice President


                                                     A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin                         By:      /s/ Michael J. Cemo
        -------------------------------------           --------------------------------------------------
Name:    Nancy L. Martin                             Name:    Michael J. Cemo
Title:   Assistant Secretary                         Title:   President


                                                     TRANSAMERICA LIFE INSURANCE COMPANY

Attest:  /s/ Frank A. Camp                           By: /s/ Larry N. Norman
        -------------------------------------           --------------------------------------------------
Name:    Frank A. Camp                               Name:    Larry N. Norman
Title:   Vice President & Division                   Title:   President
         General Counsel

                                                     AFSG SECURITIES CORPORATION

Attest:   /s/ Frank A. Camp                          By: /s/ Lisa A. Wachendorf
         ------------------------------------           --------------------------------------------------
Name:    Frank A. Camp                               Name:    Lisa A. Wachendorf
Title:   Secretary                                   Title:   Vice President and Chief Compliance Officer
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